EXHIBIT 15

Letter re Unaudited Interim Financial Information

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Audit Committee
Corus Bankshares, Inc.

We are aware of the incorporation by reference in the following Registration Statements of our report dated November 6, 2006, relating to the unaudited consolidated interim financial statements of Corus Bankshares, Inc. that are included in its Form 10-Q for the quarter ended September 30, 2006:

•	Registration Statement (Form S-8 No. 333-53385) pertaining to the Corus Bankshares, Inc. Commission Program for Commercial Loan Officers

•	Registration Statement (Form S-8 No. 333-77481) pertaining to the Corus Bankshares, Inc. 1999 Stock Option Plan

•	Registration Statement (Form S-8 No. 333-132774) pertaining to the River Forest Bancorp, Inc. (now known as Corus Bankshares, Inc.) 1990 Stock Option Plan

•	Registration Statement (Form S-8 No. 333-134393) pertaining to the Corus Bankshares, Inc. 2006 Stock Option Plan

•	Registration Statement (Form S-8 No. 333-134396) pertaining to the Corus Bank Commission Program for Commercial Loan Officers

/s/ Ernst & Young LLP

Chicago, Illinois
November 6, 2006